EXHIBIT 99.1
For Immediate Release
Contact:
Mark Cox
(915) 775-3300
WESTERN REFINING REPORTS RECORD SECOND QUARTER RESULTS
EL PASO, Texas — August 9, 2007 — Western Refining, Inc. (NYSE:WNR) today reported net income of $155.0 million, or $2.29 per diluted share, for the quarter ended June 30, 2007. For the same period in 2006, the Company had net income of $86.5 million, or $1.29 per diluted share. The second quarter 2007 financial results represent the highest quarterly net income in the Company’s history. For the first half of 2007, the Company reported net earnings of $217.5 million or $3.22 per diluted share versus net earnings of $66.8 million or $1.04 per diluted share for the first six months of 2006.
The increase in earnings for the three months ended June 30, 2007, compared to the same period in 2006, was primarily the result of significantly higher refining margins and increased refinery throughput at the El Paso refinery and the inclusion of one month of earnings from Giant Industries, Inc. which was acquired by the Company on May 31, 2007.
Adjusted EBITDA, defined as earnings before interest expense, income tax expense, amortization of loan fees, write-off of unamortized loan fees, depreciation and amortization, and maintenance turnaround expense for the quarter ended June 30, 2007, was $250.3 million versus $130.8 million for the same quarter in 2006.
Total capital expenditures for the six months ended June 30, 2007 totaled $70.1 million, and included spending on the acid and sulfur gas facilities, the flare gas recovery system, the hydrogen plant, the low sulfur gasoline projects at the El Paso refinery, the low sulfur gasoline project at the Yorktown refinery, and other improvement and regulatory projects. The Company had $464.0 million of cash and $1.4 billion of outstanding debt as of June 30, 2007.
Paul Foster, Western’s President and Chief Executive Officer, said, “We are very pleased with our accomplishments in the second quarter of 2007. First and foremost, we achieved record second quarter financial results for the fourth consecutive year. In recognition of our continued strong financial performance, our Board of Directors recently approved a 50% increase in our quarterly dividend to $0.06 per share, beginning with the dividend paid on July 25, 2007. With the closing of the merger with Giant on May 31st, we took another significant step in growing and diversifying our asset base.
“Our operating results in the second quarter were exceptional as refining margins and total throughput barrels at our El Paso refinery exceeded first quarter 2007 and same period last year levels. Both gasoline and distillate margins were very strong industry-wide throughout the second quarter as a result of tight product supply and low inventory levels. Our increased throughput at the El Paso refinery is the result of several initiatives that we have undertaken throughout the past couple of years to increase production.”

Commenting on the Giant merger, Mr. Foster offered the following, “We are very pleased with the addition of Giant. The three refineries reduce our sole dependence on our El Paso refinery and the retail and wholesale operations compliment our refineries as well as provide a stable base of cash flow and earnings. Over the past two months, we have taken a measured approach to integrating the Giant assets into Western. We believe we are making solid progress in this effort and we look forward to realizing the benefits of the combined operations. A good example of our progress is the arrival of additional crude oil at the Four Corners refineries delivered on our 16-inch pipeline which runs from the Permian Basin to the Four Corners area. We are in the process of increasing the operating rates at the Four Corners refineries and we expect to be operating both refineries at increased capacity in the very near future. I want to thank all of our employees for their continued commitment to our Company throughout this transition period.
“Demand for gasoline and diesel fuel continues to be strong, although margins have retreated thus far in the third quarter of 2007 compared to the prior quarter. The benchmark Gulf Coast 3-2-1 crack spread for July was $16.19, compared to $23.00 for June of 2007.
“As a result of our continued strong cash flow, on August 3, 2007, we prepaid $100 million on our term loan. We will maintain a disciplined approach to capital allocation and debt reduction. As we go forward, we will continue to focus on integration of the Giant assets into Western and on growing our business while sustaining our record of safe and reliable operations,” concluded Mr. Foster.
Conference Call Information
A conference call is scheduled for August 9, 2007, at 11:00 a.m. EDT to discuss Western’s financial results. The call can be accessed at Western’s website, www.wnr.com. The call can also be heard by dialing (866) 700-5192, passcode: 18095704. The audio replay will be available through August 23, 2007, by dialing (888) 286-8010, passcode: 14893428.
A copy of this press release, together with the reconciliations of certain non-GAAP financial measures contained herein, can be accessed on the investor relations menu on Western’s website, www.wnr.com.
About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western has a refinery in El Paso, two refineries in the Four Corners region of northern New Mexico and a refinery in Yorktown, Virginia. Western’s asset portfolio also includes refined products terminals in Albuquerque, New Mexico and Flagstaff, Arizona, asphalt terminals in Phoenix, Tucson, Albuquerque and El Paso, retail service stations and convenience stores in Arizona, Colorado and New Mexico, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, Nevada, California, New Mexico and Texas. More information about the Company is available at www.wnr.com.
Use of Non-GAAP Financial Measures
This press release includes non-GAAP financial measures entitled “refinery gross margin per barrel” and “Adjusted EBITDA”. For a reconciliation of these non-GAAP financial measures to their most comparable financial measures under GAAP, as well as for a description as to why management believes that these measures are useful for investors, see the footnotes following the tables at the end of this press release.

Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements. The forward-looking statements contained herein include statements about our competitiveness in the refining industry and are subject to the general risks inherent in our business. We also make forward-looking statements about the benefits we expect to realize from our acquisition of Giant Industries, Inc. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond Western’s control, which could result in Western’s expectations not being realized or otherwise materially affect Western’s financial condition, results of operations and cash flows. Additional information relating to the uncertainties affecting Western’s business is contained in its filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated Financial Data
     The following tables set forth our summary historical financial and operating data for the periods indicated below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007 (1)	2006	2007 (1)	2006
	(in thousands, except per		(in thousands, except per
	barrel and per share data)		barrel and per share data)
Statement of Operations Data:
Net sales	$1,658,264	$1,156,482	$2,652,283	$2,037,988
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,311,274	973,830	2,155,451	1,786,433
Direct operating expenses (exclusive of depreciation and amortization)	76,098	43,907	123,125	82,008
Selling, general and administrative expenses	17,106	8,542	26,651	15,090
Maintenance turnaround expense	—	—	—	22,196
Depreciation and amortization	12,278	3,624	16,687	5,453

Total operating costs and expenses	1,416,756	1,029,903	2,321,914	1,911,180

Operating income	241,508	126,579	330,369	126,808
Interest income	5,970	2,195	10,175	3,896
Interest expense	(9,189)	(362)	(9,498)	(1,450)
Amortization of loan fees	(289)	(125)	(414)	(250)
Write-off of unamortized loan fees	—	—	—	(1,961)
Gain (loss) from derivative activities	(8,528)	(1,552)	(10,514)	2,077
Other income (expense)	(931)	(80)	(932)	(80)

Income before income taxes	228,541	126,655	319,186	129,040
Provision for income taxes(2)	(73,590)	(40,151)	(101,669)	(62,281)

Net income(2)	$154,951	$86,504	$217,517	$66,759

Basic earnings per share	$2.31	$1.30	$3.25	$1.04
Diluted earnings per share	$2.29	$1.29	$3.22	$1.04
Weighted average basic shares outstanding	67,097	66,445	67,018	64,061
Weighted average diluted shares outstanding	67,598	66,935	67,506	64,306
Cash Flow Data:
Net cash provided by (used in):
Operating activities(2)	$159,920	$106,921	$227,991	$87,422
Investing activities	(1,101,504)	(36,968)	(1,126,680)	(80,203)
Financing activities(2)	1,103,932	(3,086)	1,099,558	(4,516)
Other Data:
Adjusted EBITDA(3)	$250,297	$130,766	$345,785	$160,350
Capital expenditures	47,328	36,968	70,111	80,203
Balance Sheet Data (end of period):
Cash and cash equivalents			$464,034	$183,534
Working capital			601,107	202,065
Total assets			3,376,010	813,742
Total debt			1,423,725	—
Stockholders’ equity			737,282	392,905

(1)	Includes results of operations for Giant beginning May 31, 2007, the date of the acquisition.

(2)	Prior to our initial public offering in January 2006, we were not subject to federal or state income taxes due to our partnership structure. We recorded additional income tax expense for the cumulative effect of recording our estimated net deferred tax liability in the amount of $21.3 million upon changing from a partnership to a corporate holding company structure. This estimated initial net deferred tax liability, which was recorded during the first quarter of 2006, was based upon the assumption that a certain voluntary election would be made by Western Refining LP when it filed its 2005 income tax returns. Western Refining LP filed its 2005 income tax returns in September 2006 and the voluntary election was changed from the original assumption. Primarily due to this change, our initial net deferred tax liability was reduced to $8.3 million, which was reflected as an adjustment to the provision for income taxes during the third quarter of 2006.

(3)	Adjusted EBITDA represents earnings before interest expense, income tax expense, amortization of loan fees, write-off of unamortized loan fees, depreciation, amortization, and maintenance turnaround expense. Adjusted EBITDA is not, however, a recognized measurement under GAAP. Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, and the accounting effects of significant turnaround activities (which many of our competitors capitalize and thereby exclude from their measures of EBITDA) and acquisitions, and items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	our calculation of Adjusted EBITDA may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.

     The following table reconciles net income to Adjusted EBITDA for the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007 (1)	2006	2007 (1)	2006
	(In thousands)
Net income	$154,951	$86,504	$217,517	$66,759
Interest expense	9,189	362	9,498	1,450
Income tax expense	73,590	40,151	101,669	62,281
Amortization of loan fees	289	125	414	250
Write-off of unamortized loan fees	—	—	—	1,961
Depreciation and amortization	12,278	3,624	16,687	5,453
Maintenance turnaround expense	—	—	—	22,196

Adjusted EBITDA	$250,297	$130,766	$345,785	$160,350

Refining Segment

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007 (1)	2006	2007 (1)	2006
	(in thousands, except per		(in thousands, except per
	barrel and per share data)		barrel and per share data)
Statement of Operations Data:
Net sales	$1,612,052	$1,156,482	$2,606,071	$2,037,988
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,277,736	973,830	2,121,913	1,786,433
Direct operating expenses (exclusive of depreciation and amortization)	70,010	43,907	117,037	82,008
Selling, general and administrative expenses	3,786	1,970	5,756	3,625
Maintenance turnaround expense	—	—	—	22,196
Depreciation and amortization	11,521	3,624	15,930	5,453

Total operating costs and expenses	1,363,053	1,023,331	2,260,636	1,899,715

Operating income	$248,999	$133,151	$345,435	$138,273

Key Operating Statistics:
Total sales volume (bpd) (4)	186,672	141,180	167,678	136,853
Total refinery production (bpd)	163,042	129,685	147,648	117,637
Total refinery throughput (bpd) (5)	164,863	131,980	149,344	119,805
Per barrel of throughput:
Refinery gross margin (6)	$22.28	$15.21	$17.91	$11.60
Gross profit (6)	21.52	14.91	17.32	11.35
Direct operating expenses (7)	4.67	3.66	4.33	3.78

(4)	Includes sales of refined products sourced from our refinery production as well as refined products purchased from third parties.

(5)	Total refinery throughput includes crude oil, other feedstocks and blendstocks.

(6)	Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented. We have experienced gains or losses from derivative activities. These derivatives are used to minimize fluctuations in earnings but are not taken into account in calculating refinery gross margin. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. The following table reconciles gross profit to refinery gross margin for the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007 (1)	2006	2007 (1)	2006
	(in thousands, except per		(in thousands, except per
	barrel amounts)		barrel amounts)
Net Sales	$1,612,052	$1,156,482	$2,606,071	$2,037,988
Cost of products sold (exclusive of depreciation and amortization)	1,277,736	973,830	2,121,913	1,786,433
Depreciation and amortization	11,521	3,624	15,930	5,453

Gross profit	322,795	179,028	468,228	246,102
Plus depreciation and amortization	11,521	3,624	15,930	5,453

Refinery gross margin	$334,316	$182,652	$484,158	$251,555

Refinery gross margin per refinery throughput barrel	$22.28	$15.21	$17.91	$11.60

Gross profit per refinery throughput barrel	$21.52	$14.91	$17.32	$11.35

(7)	Refinery direct operating expense per throughput barrel is calculated by dividing direct operating expenses for our refining segment by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.
     The following table sets forth our summary refining throughput and production data for the periods presented below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007 (8)	2006	2007 (8)	2006
Refinery product yields (bpd)
Gasoline	87,816	70,634	78,912	64,993
Diesel and jet fuel	62,306	50,150	57,626	44,590
Residuum	6,222	5,620	5,917	4,952
Other	6,698	3,281	5,193	3,102

Total	163,042	129,685	147,648	117,637

Refinery throughput (bpd)
Sweet crude oil (WTI)	124,627	103,523	116,153	96,262
Sour or heavy crude oil (WTS or Grane)	23,657	13,303	17,515	11,299
Other feedstocks/blendstocks	16,579	15,154	15,676	12,244

Total	164,863	131,980	149,344	119,805

(8)	Total refinery production and throughput related to the refineries acquired from Giant for the three and six months ended June 30, 2007, was calculated by dividing June volumes by 91 days and 181 days, respectively.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
El Paso

Key Operating Statistics:
Refinery product yields (bpd) Gasoline	71,720	70,634	70,819	64,993
Diesel and jet fuel	53,881	50,150	53,391	44,590
Residuum	6,222	5,620	5,917	4,952
Other	3,500	3,281	3,585	3,102

Total refinery production (bpd)	135,323	129,685	133,712	117,637

Refinery throughput (bpd) Sweet crude oil (WTI)	108,833	103,523	108,212	96,262
Sour crude oil (WTS)	12,470	13,303	11,891	11,299
Other feedstocks/blendstocks	15,960	15,154	15,365	12,244

Total refinery throughput (bpd)	137,263	131,980	135,468	119,805

Per barrel of throughput:
Refinery gross margin	$23.85	$15.21	$18.26	$11.60
Direct operating expenses	4.20	3.66	4.06	3.78

One Month Ended
June 30, 2007
Yorktown

Key Operating Statistics:
Refinery product yields (bpd) Gasoline	33,360
Diesel	17,868
Other	8,678

Total refinery production (bpd)	59,906

Refinery throughput (bpd) Sweet crude oil (WTI)	22,988
Heavy crude oil (Grane)	33,932
Other feedstocks/blendstocks	1,153

Total refinery throughput (bpd)	58,073

Total sales volume (bpd)	71,723
Per barrel of throughput:
Refinery gross margin	$7.07
Direct operating expenses	4.95

One Month Ended
June 30, 2007
Four Corners

Key Operating Statistics:
Refinery product yields (bpd) Gasoline	15,461
Diesel and jet fuel	7,687
Other	1,024

Total refinery production (bpd)	24,172

Refinery throughput (bpd) Sweet crude oil (WTI)	24,923
Other feedstocks/blendstocks	722

Total refinery throughput (bpd)	25,645

Total sales volume (bpd)	27,828
Per barrel of throughput:
Refinery gross margin	$27.03
Direct operating expenses	7.97
Wholesale Segment

One Month Ended
June 30, 2007
(In thousands, except
per gallon data)
Statement of Operations Data:
Net sales	$160,811
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	154,934
Direct operating expenses (exclusive of depreciation and amortization)	2,592
Selling, general and administrative expenses	1,251
Depreciation and amortization	221

Total operating costs and expenses	158,998

Operating income	$1,813

Operating Data:
Fuel gallons sold	55,580
Fuel margin per gallon (9)	$0.08
Lubricant sales	$11,550
Lubricant margins	10%

(9)	Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our wholesale segment by the number of gallons sold.

Retail Segment

One Month Ended
June 30, 2007
(In thousands, except
per gallon data)
Statement of Operations Data:
Net sales	$75,299
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	66,825
Direct operating expenses (exclusive of depreciation and amortization)	5,173
Selling, general and administrative expenses	505
Depreciation and amortization	486

Total operating costs and expenses	72,989

Operating income	$2,310

Operating Data:
Fuel gallons sold	18,250
Fuel margin per gallon (10)	$0.21
Merchandise sales	$15,954
Merchandise margin	27%
Operating retail outlets at period end	156

(10)	Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our retail segment by the number of gallons sold.